As filed with the Securities and Exchange Commission on April 15, 2020.

Registration No. 333-237563

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENESTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	2879	20-2079805
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

(928) 779-4143

(Address, including zip code and telephone number, including area code, of registrant’s principal place of business)

Kenneth Siegel

Chief Executive Officer

SenesTech, Inc.

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

(928) 779-4143

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Chris Hall Kara Tatman Perkins Coie LLP 1120 NW Couch Street, 10th Floor Portland, Oregon 97209 (503) 727-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), issuable on exercise of Warrants	176,372	$2.88	$507,951.36	$65.93
Shares of Common Stock, issuable on exercise of Placement Agent Warrants	13,228	$3.7563	$49,688.34	$6.45
Total	189,600	-	$557,639.70	$72.38	(2)

(1)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may, from time to time, become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 15, 2020

PRELIMINARY PROSPECTUS

SenesTech, Inc.

189,600 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of up to 189,600 shares (the “Warrant Shares”) of common stock, par value $0.001 per share (“Common Stock”) of SenesTech, Inc. (the “Company”) by the Selling Securityholders identified in this prospectus. The Warrant Shares are shares of Common Stock that are issuable upon exercise of warrants held by the Selling Securityholders. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of the Warrant Shares.

The Selling Securityholders may sell or otherwise dispose of the Warrant Shares described in this prospectus at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Securityholders may sell the Warrant Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The Selling Securityholders will bear all commissions and discounts, if any, attributable to the sales of the Warrant Shares. We will bear all other costs, expenses and fees in connection with the registration of the Warrant Shares. Please read “Plan of Distribution.”

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.” On April 14, 2020, the last reported sale price for our Common Stock on The Nasdaq Capital Market was $3.26 per share.

This prospectus, including such information that is incorporated by reference, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. Please read “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” beginning on page 4 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2020

You should read this prospectus and the information incorporated by reference in this prospectus and any applicable prospectus supplement before making an investment in the securities of SenesTech, Inc. Please read “Where You Can Find Additional Information” for more information. We have not authorized anyone to provide you with any information or to make any representation, other than those contained in this prospectus and the documents incorporated by reference or any free writing prospectus we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of its date, or the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

On February 4, 2020, we amended our amended and restated certificate of incorporation to effect a 1-for-20 reverse split of our issued and outstanding shares of our Common Stock. All share and per share data in this prospectus gives effect to the reverse stock split. Documents incorporated by reference into this prospectus that were filed prior to February 4, 2020, do not give effect to the reverse stock split.

-i-

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the sections titled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes. Unless the context requires otherwise, references in this prospectus to “Registrant,” “SenesTech,” “Company,” “we,” “us” and “our” refer to SenesTech, Inc.

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission (the “SEC”) and relates to 189,600 shares of our Common Stock, which the Selling Securityholders named in this prospectus may offer, sell or otherwise dispose of from time to time. We will not receive any of the proceeds from these sales of Warrant Shares. The Selling Securityholders will bear all costs and fees related to underwriting discounts, selling commissions, transfer taxes and fees, if any. We will bear the expenses incurred in connection with the registration of the Warrant Shares covered by this prospectus.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. We have not, and the Selling Securityholders have not, authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty was made solely for the benefit of the parties to such agreement, may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

We may file a prospectus supplement to add to, update or change the information contained in this prospectus and, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information.”

Our Company

Overview

We have developed and are seeking to commercialize a global, proprietary technology for managing animal pest populations, initially rat populations, through fertility control. Although there are myriad tools available to control rat populations, most rely on some form of lethal method to achieve effectiveness. Each of these solutions is inherently limited by rat species’ resilience and survival mechanisms as well as their extraordinary rate of reproduction. ContraPest®, our initial product, is unique in the pest control industry in attacking the reproductive systems of both male and female rats, resulting in a sustained reduction of the rat population.

Rats have plagued humanity throughout history. They pose significant threats to the health and food security of many communities. In addition, rodents cause significant product loss and damage through consumption and contamination. Rats also cause significant damage to critical infrastructure by burrowing beneath foundations and gnawing on electrical wiring, insulation, fire proofing systems, electronics and computer equipment.

The most prevalent solution to rat infestations is the use of increasingly powerful rodenticides. Although these solutions provide short term results, there are growing concerns about secondary exposure and bioaccumulation of rodenticides in the environment, as well as concerns about rodenticides that have no antidotes. The pest management industry and Pest Management Professionals (PMPs) are being asked for new solutions that are both effective and less toxic. Our goal is to provide customers with not only a solution to combat their most difficult rat problems, but also offer a non-lethal option to serve customers that are looking to decrease or remove the amount of rodenticide used in their pest control programs.

ContraPest is a liquid bait containing the active ingredients 4-vinylcyclohexene diepoxide (VCD) and triptolide. ContraPest limits reproduction of male and female rats beginning with the first breeding cycle following consumption. ContraPest is being marketed for use in controlling Norway and roof rat populations.

SenesTech began the registration process with the United States Environmental Protection Agency (EPA) for ContraPest on August 23, 2015. On August 2, 2016, the EPA granted an unconditional registration for ContraPest as a Restricted Use Product (RUP), due to the need for applicator expertise for deployment. On October 18, 2018, the EPA approved the removal of the RUP designation. We believe ContraPest is the first and only non-lethal, fertility control product approved by the EPA for the management of rat populations.

In addition to the EPA registration, ContraPest must obtain registration from the various state regulatory agencies prior to selling in each state. We have received registration for ContraPest in all 50 states and the District of Columbia, 47 of which have approved the removal of the RUP designation.

We expect to continue to pursue regulatory approvals and amendments to the existing U.S. registration for ContraPest, and if ContraPest begins to generate sufficient revenue, regulatory approvals for additional jurisdictions beyond the United States. The Company also continues to research and develop enhancements to ContraPest that align with our target verticals and other potential fertility control options for additional species.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Corporate and Other Information

We were incorporated in Nevada in July 2004 and reincorporated in Delaware in November 2015. Our principal executive offices are located at 23460 N 19th Ave., Suite 110, Phoenix, AZ 85027, and our telephone number is (928) 779-4143. Our corporate website address is www.senestech.com. The information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and therefore we have elected to comply with certain reduced disclosure and regulatory requirements for this prospectus and future filings, including only presenting two years of audited financial statements and related financial information, not having our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and not holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reduced requirements until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. Under Section 107(b) of the JOBS Act, “emerging growth companies” may take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

PRIVATE PLACEMENT

On March 4, 2020, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, pursuant to which, among other things, the Company agreed to issue and sell, in a private placement (the “Private Placement”), a warrant (the “Private Placement Warrant”) exercisable for up to 176,372 shares of Common Stock, with an exercise price of $2.88 per warrant share (the “Private Placement Warrant Shares”), and warrants to the Placement Agent (the “Placement Agent Warrants”, and together with the Private Placement Warrant, the “Warrants”) exercisable for an aggregate of up to 13,228 shares of Common Stock (the “Placement Agent Warrant Shares”, and together with the Placement Agent Warrant Shares, the “Warrant Shares”), with an exercise price of $3.7563 per Placement Agent Warrant Share. The Warrants will be exercisable immediately following the date of issuance and will expire five and one-half years following the date of issuance, subject to customary adjustment as set forth in the Warrants.

In connection with the Purchase Agreement, the Company has agreed to file this registration statement covering the resale of the Warrant Shares issued and issuable upon exercise of the Warrants within 30 calendar days of the date of the Purchase Agreement. The Company also agreed to use commercially reasonable efforts to cause such registration to become effective within 60 days (or in the event of a full review by the SEC, 90 days) of the Agreement, and to keep such registration statement effective at all times until all the Warrants have been exercised and all the Warrant Shares have become eligible for resale pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

The foregoing description of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Securities Purchase Agreement, the Form of Warrant and the Form of Placement Agent Warrant, which are included herein as Exhibit 10.20, Exhibit 4.12 and Exhibit 4.13. Registration of the Warrant Shares covered by this prospectus does not necessarily mean that the Selling Securityholders (as defined below) will exercise the Warrants, or that all or any portion of such Warrant Shares will be offered for sale by the Selling Securityholders.

RISK FACTORS

Investing in our securities involves a number of risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus, including our future reports on Form 10-K and 10-Q. These risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our Common Stock could decline and investors could lose all or a part of the money paid to buy our securities. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors.

Our business could be adversely affected by the coronavirus or other pathogens, or similar crises.

Our business could be adversely affected by the recent outbreak of coronavirus in and across the United States and world. In addition, our results and financial condition may be adversely affected by pending or possible federal or state legislation (or other similar laws, regulations, orders or other governmental or regulatory actions) that, if adopted, would impose restrictions on our ability to operate our business. For example, our sales and technical field force has been restricted from traveling. While we have implemented cautionary procedures at our manufacturing facility, there may be disruptions to our ability to manufacture due to “stay at home” orders or additional workplace controls. Our customers may be less inclined or unable to purchase our products due to restrictions under which they may be operating. If financial markets continue to tighten, we may have more limited ability to raise necessary financing. Finally, we source some of our critical raw materials from Asian, and the coronavirus has caused supply chain disruptions. Even if the COVID-19 pandemic passes, another crisis with similar effects could develop and harm our business, financial results and liquidity.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements,” which include information relating to future events or future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements can often be identified by words such as: “expect,” “believe,” “estimate,” “plan,” “strategy,” “future,” “potential,” “continue,” “may,” “should,” “will,” and similar references to future periods. Examples include, among others, statements about:

●	Our commercialization and promotion strategy and plans, including key elements to our business strategy, how we commercialize, our sales approach, our areas and markets of focus, our pricing strategy, our strategic relationships and which geographic markets we target;

●	The potential market opportunities for commercializing our product candidates and the role we expect ContraPest to hold within the market;

●	Our seeking, obtaining or maintaining regulatory approvals for our product candidates;

●	The anticipated results and effects of our products, including those indicated in studies;

●	Our expectations regarding the potential market size for our products and how the market may develop;

●	Our estimates or expectations related to our revenue, cash flow, expenses, capital requirements and need for additional financing;

●	Our ability to improve our cost structure and gross margins, and limit our cash burn;

●	Our plans for our business, including for research and development;

●	Our ability to enter into strategic arrangements and to achieve the expected results from such arrangements;

●	The initiation, timing, progress and results of field studies and other studies and trials and our research and development programs;

●	Our ability to develop and manufacture our products candidates to meet demand and in a commercially efficient manner;

●	The scope of protection we are able to obtain and maintain for our intellectual property rights covering our product candidates;

●	Our financial performance, including our ability to fund operations;

●	Developments and projections relating to our projects, competitors and our industry;

●	Our expectation regarding our ability to sell our products at commercially reasonable values;

●	Our beliefs and expectations related to pending litigation; and

●	Other risks and uncertainties, including those incorporated by reference into this Registration Statement.

Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are only predictions, based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Forward-looking statements are subject to known and unknown risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual events and results may differ materially. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus or documents incorporated by reference herein is based only on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

The Company will receive no proceeds from the resale of the Warrant Shares by the Selling Securityholders. Unless otherwise set forth in a prospectus supplement, all of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders. The Selling Securityholders will receive all proceeds from such sales.

DILUTION

This offering of the Warrant Shares by the Selling Securityholders on a continuous or delayed basis in the future will not result in a change to the net tangible book value per share before and after the distribution of the Warrant Shares by the Selling Securityholders. However, purchasers of the Warrant Shares from the Selling Securityholders will experience dilution to the extent of the difference between the amount per share paid and the net tangible book value per share of our Common Stock at the time of the purchase.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the Warrant Shares covered by this prospectus. We are registering 189,600 shares of Common Stock that may be issued on the exercise of the Warrants held by the Selling Securityholders. Please see “Private Placement” for more information.

The following table sets forth the name of the Selling Securityholders, the number of common shares beneficially owned by the Selling Securityholders prior to and after completion of the offering contemplated by this prospectus, and the aggregate number of shares that may be offered by the Selling Securityholders pursuant to this prospectus. In calculating the percentages of shares of Common Stock beneficially owned by the Selling Securityholders, we treated as outstanding the number of shares of our Common Stock issuable upon exercise of the Warrants and did not assume exercise of any other warrants. The percentage of shares owned prior to the offering is based on 1,819,981 shares of Common Stock outstanding as of March 27, 2020.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the third column do not reflect this limitation.

There is no assurance that the Warrants will be exercised. If the Warrants are exercised, the Selling Securityholders may sell some, all or none of the Warrant Shares. We do not know how long the Selling Securityholders will hold the Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale or other disposition of any of the Warrant Shares. As a result, we cannot estimate the number of shares of Common Stock the Selling Securityholders will beneficially own after termination of sales under this prospectus. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of its shares of Common Stock since the date on which they provided information for this table.

Unless otherwise indicated, the term “Selling Securityholders” as used in this prospectus means the Warrant holders and selling securityholders referred to in this prospectus, and their donees, pledgees, transferees, assigns and other successors-in-interest. Information concerning the Selling Securityholders may change from time to time and, to the extent required, we will supplement this prospectus accordingly. We have prepared the following table and the related notes based on information filed with the SEC or supplied to us by the Selling Securityholders.

	Shares Beneficially Owned Prior to This Offering			Number of Shares That May be Offered	Shares Beneficially Owned After This Offering (2)
Selling Securityholders and Addresses	Number (1)		Percentage	Hereby (2)	Number	Percentage
Armistice Capital Master Fund Ltd. (3)	176,372		9.69%	176,372	0	*	%
Michael Vasinkevich (4)	22,395	(5)	1.23%	8,483	13,912	*
Noam Rubinstein (4)	10,986	(6)	*	4,167	6,819	*
Craig Schwabe (4)	896	(7)	*	446	450	*
Charles Worthman (4)	350	(8)	*	132	218	*

*	Less than one percent.

(1)	Includes 189,600 shares of Common Stock issuable if the Selling Securityholders exercise the Warrants in full. Shares of Common Stock have been adjusted to reflect the stock split, effective February 5, 2020.

(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the Selling Securityholders.

(3)	The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(4)	The Selling Securityholder is an affiliate of H.C. Wainwright & Co., LLC., a broker-dealer and placement agent, and at the time of the acquisition of warrants by the Selling Securityholder, such Selling Securityholder did not have any arrangements or understandings with any person to distribute such securities. The address of this Selling Securityholder is 430 Park Ave., New York, NY 10022.

(5)	Includes (i) 8,483 shares of common stock issuable upon exercise of the Placement Agent Warrants (ii) 8,537 shares of common stock issuable upon exercise of a placement agent warrant issued in January 2020 and (iii) 5,375 shares of common stock issuable upon exercise of a placement agent warrant issued in July 2019.

(6)	Includes (i) 4,167 shares of common stock issuable upon exercise of the Placement Agent Warrants, (ii) 4,194 shares of common stock issuable upon exercise of a placement agent warrant issued in January 2020 and (iii) 2,625 shares of common stock issuable upon exercise of a placement agent warrant issued in July 2019.

(7)	Includes (i) 446 shares of common stock issuable upon exercise of the Placement Agent Warrants and (ii) 450 shares of common stock issuable upon exercise of a placement agent warrant issued in January 2020.

(8)	Includes (i) 132 shares of common stock issuable upon exercise of the Placement Agent Warrants, (ii) 134 shares of common stock issuable upon exercise of a placement agent warrant issued in January 2020 and (iii) 84 shares of common stock issuable upon exercise of a placement agent warrant issued in July 2019.

Relationship with Selling Securityholders

Neither the Selling Securityholders, nor any persons having control over the Selling Securityholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

DESCRIPTION OF SECURITIES

The following is a summary of the material terms of our Common Stock. For additional information about our authorized capital, including our Common Stock and our outstanding warrants to purchase Common Stock, we refer you to our amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect, which are included herein as Exhibit 3.1 and Exhibit 3.2, and our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

General

The descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect.

Our amended and restated certificate of incorporation provides for Common Stock and preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 110,000,000 shares, all with a par value of $0.001 per share, of which 100,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as preferred stock.

As of March 27, 2020, our Common Stock was held by approximately 620 stockholders of record. As of March 27, 2020, we had 33,758 shares of our Common Stock reserved for issuance under our 2018 Plan.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available therefor. In the event that we liquidate, dissolve or wind up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. As discussed in “Risk Factors” above, certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change of control involving us that our stockholders may consider favorable. All outstanding shares of Common Stock are fully paid and non-assessable.

Except as otherwise required by Delaware law, all stockholder action, other than the election of directors or certain amendments of our amended and restated certificate of incorporation, is taken by the vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a meeting in which a quorum, consisting of a majority of the outstanding shares of Common Stock is present in person or by proxy. The election of directors by our stockholders is determined by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote, at a meeting held for such purposes at which a quorum, consisting of a majority of the outstanding shares of Common Stock, is present in person or by proxy. Certain amendments to our amended and restated certificate of incorporation require the approval of holders of at least sixty-six and two-third percent (66 2/3%) of the voting power of all then-outstanding shares of our Common Stock entitled to vote generally in the election of directors, voting together as a single class.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of Common Stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our amended and restated certificate of incorporation.

Our board of directors is divided into three classes with staggered three-year terms. These provisions make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	Any merger or consolidation involving the corporation and the interested stockholder;

●	Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of a breach of fiduciary duty owed by any director, officer or other employee to the Company or the Company’s stockholders; any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action or proceeding asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

However, this exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder, or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, this provision may apply to Securities Act claims and federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this provision and that our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Listing of our Common Stock

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transfer Online, Inc. The transfer agent and registrar’s address is 512 SE Salmon Street, Portland, Oregon 97214.

PLAN OF DISTRIBUTION

We are registering the Warrant Shares issuable to the Selling Securityholders upon exercise of the Warrants to permit the resale of the Warrant Shares from time to time after the date of this prospectus. The Selling Securityholders may, from time to time after the date of this prospectus, sell, transfer or otherwise dispose of any or all of the Warrant Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be made directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling the Warrant Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	loans to broker-dealers or other financial institutions that in turn may sell the shares;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholder to sell a specified number of such shares at a stipulated price per share;

●	by pledge to secure debts and other obligations or on foreclosure of a pledge;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Each of the Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock they own and, if they default in their performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending identity of the Selling Securityholders to include the pledgees, transferees or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of Common Stock in other circumstances, in which case the donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of that rule. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Warrant Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Warrant Shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Warrant Shares may be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and may be subject to statutory liabilities, including, but not limited to, Sections 11, 12, and 17 of the Securities Act.

The Selling Securityholders may decide not to sell any of the Warrant Shares described in this prospectus. We make no assurance that the Selling Securityholders will use this prospectus to sell any or all of the Warrant Shares. In addition, the Selling Securityholders may transfer, devise or gift the Warrant Shares by other means not described in this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market. This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the shares of Common Stock being offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon.

EXPERTS

The financial statements of the Company as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, incorporated by reference in this prospectus have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this registration statement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC effective March 17, 2020; and

●	Our Current Reports on Form 8-K filed with the SEC on January 28, 2020, February 4, 2020, February 20, 2020, March 6, 2020 and March 16, 2020.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SenesTech, Inc.

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

Attn: Secretary

(928) 779-4143

We also maintain a website at www.SenesTech.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

SenesTech, Inc.

189,600 shares of Common Stock

PROSPECTUS

                                  , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution

The following table sets forth the anticipated costs and expenses payable by SenesTech, Inc. (other than commissions and fees) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$72.38
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Printing and miscellaneous expenses	4,927.62
Total	$20,000

ITEM 14.	Indemnification of Directors and Officers

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	Breach of director’s duty of loyalty to the corporation or its stockholders.

●	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●	Transaction from which the director derives an improper personal benefit;

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

●	Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

●	Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

●	Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Except as otherwise disclosed under the heading “Legal Proceedings” elsewhere in this prospectus, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place, with limits of $20.0 million in the aggregate, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.	Recent Sales of Unregistered Securities

Except as disclosed elsewhere in this prospectus, since January 1, 2017, there have been no unregistered sales of equity securities under the Securities Act.

ITEM 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S- 1, filed with the SEC on September 21, 2016 (File no. 333-213736))
4.1	Form of the Registrant’s Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on October 7, 2016 (File no. 333-213736))
4.2+	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2016 (File no. 001-37941)
4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on November 16, 2017 (File no. 333-221433))
4.4	Form of Underwriter’s Warrant, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 21, 2017 (File no. 001-37941))
4.5	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 20, 2018 (File no. 001-37941))
4.6	Form of Warrant issued to investors in Rights Offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.7	Form of Warrant issued to dealer-manager in Rights Offering (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.8	Warrant Agency Agreement, dated August 13, 2018, between the Registrant and Transfer Online, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 17, 2019 (File no. 001-37941))
4.10	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
4.12	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
4.13	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
4.14+	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
5.1†	Legal Opinion of Perkins Coie LLP
10.1+	SenesTech, Inc. 2008 – 2009 Non-Qualified Stock Option Plan and form of agreement thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333- 213736))
10.2+	SenesTech, Inc. 2015 Equity Incentive Plan and forms of agreement thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.3+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.4+	Employment Letter Agreement by and between the Registrant and Loretta P. Mayer, Ph.D. dated June 30, 2016 (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.5+	Separation Agreement between the Registrant and Loretta P. Mayer, Ph.D., dated December 18, 2019 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))

Exhibit Number	Description
10.6+	Employment Letter Agreement by and between the Registrant and Cheryl A. Dyer, Ph.D. dated June 30, 2016 (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.7+	Separation Agreement between the Registrant and Cheryl A. Dyer, Ph.D., dated December 18, 2019 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
10.8+	Employment Offer Letter by and between the Registrant and Thomas Chesterman dated November 20, 2015 (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.9+	Employment Letter Agreement by and between the Registrant and Kim Wolin dated January 28, 2020 (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on February 13, 2020 (File no. 333-236302))
10.10	Agency Agreement by and between the Registrant, Inmet S.A. and Bioceres, Inc., dated January 21, 2016 (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.11	Services Agreement by and between the Registrant, Inmet S.A. and Bioceres, Inc., dated January 21, 2016 (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.12	Settlement Agreement and Release, dated January 23, 2017 by and between Neogen Corporation and the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 23, 2017 (File No. 001-37941))
10.13+	SenesTech, Inc. 2018 Equity Incentive Plan and forms of agreement thereunder (incorporated by reference to Annex A to the Registrant’s definitive proxy statement on Schedule 14A with respect to the 2018 annual meeting of stockholders filed with the SEC on April 30, 2018 (File no. 001-37941))
10.14+	Employment Letter Agreement by and between the Registrant and Kenneth Siegel dated May 16, 2019 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 20, 2019 (File no. 001-37941))
10.15	Lease by and between the Registrant and Caden Court, LLC, dated as of December 20, 2011 and amendments thereto dated December 6, 2013 and February 27, 2014 (collectively, the “Caden Court Lease”) (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.16	Lease Addendum #3 to the Caden Court Lease by and between the Registrant and Caden Court, LLC, dated as of December 20, 2019 (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on February 13, 2020 (File no. 333-236302))
10.17	Lease by and between the Registrant and Pinnacle Campus Office-Retail, LLC, dated as of November 18, 2019 (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on February 13, 2020 (File no. 333-236302))
10.18	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 17, 2019 (File no. 001-37941))
10.19	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
10.20	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
10.21	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on February 13, 2020 (File no. 333-236302))
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37942))
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2†	Consent of Perkins Coie LLP (contained in Exhibit 5.1)
24.1†	Power of Attorney (included on signature page to the Registration Statement filed on Form S-1)

*	Filed herewith.

+	Indicates a management contract or compensatory plan.

†	Previously filed.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) For purposes of determining any liability under the Securities Act of 1933:

(i)	The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 15th day of April, 2020.

SENESTECH, INC.

By:	/s/ Kenneth Siegel
Kenneth Siegel
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth Siegel	Chief Executive Officer	April 15, 2020
Kenneth Siegel	(Principal Executive Officer)

*	Executive Vice President, Chief Financial Officer,	April 15, 2020
Thomas C. Chesterman	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

*	Chair of the Board	April 15, 2020
Jamie Bechtel

*	Director	April 15, 2020
Delphine François Chiavarini

*	Director	April 15, 2020
Marc Dumont

*	Director	April 15, 2020
Matthew K. Szot

*	Director	April 15, 2020
Julia Williams, M.D.

* By:	/s/ Kenneth siegel
Kenneth Siegel
Attorney-in-fact